Exhibit 99.1

For Immediate Release
For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces
Third Quarter 2014 Results and a Quarterly Dividend

New York, NY, October 30, 2014......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and nine months ended September 30, 2014.

Consolidated net sales for the third quarter of 2014 were $257 million, compared to consolidated net sales of $264.2 million during the comparable quarter in 2013.  Earnings from continuing operations for the third quarter of 2014 were $17.8 million or 77 cents per diluted share, compared to $17.7 million or 76 cents per diluted share in the third quarter of 2013. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the third quarter of 2014 were $17.1 million or 74 cents per diluted share, compared to $18.3 million or 79 cents per diluted share in the third quarter of 2013.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for the nine month period ended September 30, 2014 were $762.3 million, compared to consolidated net sales of $765 million during the comparable period in 2013.  Earnings from continuing operations for the nine month period ended September 30, 2014 were $41.4 million or $1.79 per diluted share, compared to $43.7 million or $1.88 per diluted share in the comparable period of 2013.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, earnings from continuing operations for the nine months ended September 30, 2014 were $47.2 million or $2.04 per diluted share, compared to $44.3 million or $1.91 per diluted share for the nine months ended September 30, 2013.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are disappointed with our third quarter results, which essentially resulted from a decline in sales compared with the third quarter of 2013. However, our profits remain healthy, as our nine months earnings from continuing operations, as stated above, were 6.5% above the comparable period in 2013, and were an all time record for the Company.

“To better understand the sales picture, we need to break it down into our two primary divisions—Engine Management and Temperature Control. For Temperature Control, we experienced the second cool summer in a row, and sales in this division are quite sensitive to hot vs. cool summers.

“In Engine Management, our customers continue to report sales increases in our lines in the low to mid-single digits, as they did in 2013. However, in any given period, their purchases from us can vary due to a variety of one-time events—opening distribution centers, consolidating stores, increasing product coverage, integrating acquisitions, and so on.

“In 2013, our Engine Management division had a record year, with a sales increase of 7%. The fourth quarter alone had a 14% sales increase. This year, with challenging comparisons, we had essentially flat sales for nine months. In the long run, we believe these one-time events balance out, and we anticipate a return to low to mid-single digit increases in the future.

“Operationally, our people continue to perform extremely well—increasing our range of manufactured products, reducing purchase costs, streamlining SG&A—and this has led to improved profits despite flat sales.

“We made three acquisitions early this year—Pensacola Fuel Injectors, a rebuilder of diesel fuel injectors; Annex Manufacturing, an importer of Temperature Control products; and the creation of a joint venture with Gwo Yng, a leading Chinese manufacturer of Temperature Control products. All three are progressing nicely and will be fully integrated by year end. We anticipate additional benefits from these in 2015.

“To sum up, despite the disappointing sales, we believe industry demographics remain favorable and have a positive outlook for our future.”

Loss from discontinued operation, net of income taxes, in the third quarter of 2014 included a charge of $8.2 million compared to $389 thousand in the comparable period last year. The discontinued operation charge relates to asbestos-related indemnity claims and legal expenses from a brake business divested in 1998. Annually, in the third quarter, the Company engages an independent actuary to assess the Company’s asbestos-related liability exposure. The actuary has estimated that the Company’s gross undiscounted potential exposure for indemnity claims from September 2014 through 2058 will range from $36.1 million to $55.4 million and legal expenses will range from $43 million to $76.4 million. In the third quarter of 2014, the Company recorded a $12.8 million provision, $7.7 million net of taxes, to increase the asbestos-related indemnity liability to $36.1 million. Legal expenses are expensed as incurred.

The Board of Directors has approved payment of a quarterly dividend of thirteen cents per share on the common stock outstanding. The dividend will be paid on December 1, 2014 to stockholders of record on November 14, 2014.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Thursday, October 30, 2014.  The dial in number is 866-952-7530 (domestic) or 785-424-1832 (international). The playback number is 800-839-3735 (domestic) or 402-220-2977 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
NET SALES	$257,046	$264,162	$762,338	$764,996

COST OF SALES	179,819	184,081	539,802	541,291

GROSS PROFIT	77,227	80,081	222,536	223,705

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	48,811	50,615	145,252	150,813
LITIGATION CHARGE	-	-	10,650	-
RESTRUCTURING AND INTEGRATION EXPENSES	343	1,913	1,069	2,531
OTHER INCOME , NET	268	324	801	766

OPERATING INCOME	28,341	27,877	66,366	71,127

OTHER NON-OPERATING INCOME (EXPENSE), NET	(955)	233	(1,061)	(27)

INTEREST EXPENSE	440	403	1,205	1,621

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	26,946	27,707	64,100	69,479

PROVISION FOR INCOME TAXES	9,140	10,021	22,718	25,827

EARNINGS FROM CONTINUING OPERATIONS	17,806	17,686	41,382	43,652

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(8,240)	(389)	(9,451)	(1,138)

NET EARNINGS	$9,566	$17,297	$31,931	$42,514

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$0.78	$0.77	$1.81	$1.90
DISCONTINUED OPERATION	(0.36)	(0.02)	(0.42)	(0.05)
NET EARNINGS PER COMMON SHARE - BASIC	$0.42	$0.75	$1.39	$1.85

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$0.77	$0.76	$1.79	$1.88
DISCONTINUED OPERATION	(0.36)	(0.02)	(0.41)	(0.05)
NET EARNINGS PER COMMON SHARE - DILUTED	$0.41	$0.74	$1.38	$1.83

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,884,939	22,999,832	22,901,832	22,945,424
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	23,169,173	23,239,009	23,180,842	23,179,187

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Income

(In thousands)

	THREE MONTHS ENDED				NINE MONTHS ENDED
	SEPTEMBER 30,				SEPTEMBER 30,
	2014		2013		2014		2013
	(unaudited)				(unaudited)
Revenues
Engine Management	$169,913		$177,939		$533,388		$535,498
Temperature Control	82,178		84,840		219,323		224,228
All Other	4,955		1,383		9,627		5,270
	$257,046		$264,162		$762,338		$764,996

Gross Margin
Engine Management	$54,890	32.3%	$56,654	31.8%	$164,144	30.8%	$162,748	30.4%
Temperature Control	18,251	22.2%	20,496	24.2%	48,435	22.1%	51,824	23.1%
All Other	4,086		2,931		9,957		9,133
	$77,227	30.0%	$80,081	30.3%	$222,536	29.2%	$223,705	29.2%

Selling, General & Administrative
Engine Management	$28,758	16.9%	$30,130	16.9%	$85,856	16.1%	$90,305	16.9%
Temperature Control	13,825	16.8%	12,994	15.3%	38,357	17.5%	37,767	16.8%
All Other	6,228		7,491		21,039		22,741
	$48,811	19.0%	$50,615	19.2%	$145,252	19.1%	$150,813	19.7%

Operating Income
Engine Management	$26,132	15.4%	$26,524	14.9%	$78,288	14.7%	$72,443	13.5%
Temperature Control	4,426	5.4%	7,502	8.8%	10,078	4.6%	14,057	6.3%
All Other	(2,142)		(4,560)		(11,082)		(13,608)
	28,416	11.1%	29,466	11.2%	77,284	10.1%	72,892	9.5%
Litigation Charge	-	0.0%	-	0.0%	(10,650)	-1.4%	-	0.0%
Restructuring & Integration	(343)	-0.1%	(1,913)	-0.7%	(1,069)	-0.1%	(2,531)	-0.3%
Other Income, Net	268	0.1%	324	0.1%	801	0.1%	766	0.1%
	$28,341	11.0%	$27,877	10.6%	$66,366	8.7%	$71,127	9.3%

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2014	2013	2014	2013
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS

GAAP EARNINGS FROM CONTINUING OPERATIONS	$17,806	$17,686	$41,382	$43,652

LITIGATION CHARGE (NET OF TAX)	-	-	6,390	-
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	206	1,148	642	1,519
REVERSAL OF LT TAX LIABILITY	(350)	-	(350)	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(361)	(374)	(361)	(374)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(472)	(472)

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$17,144	$18,303	$47,231	$44,325

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.77	$0.76	$1.79	$1.88

LITIGATION CHARGE (NET OF TAX)	-	-	0.28	-
RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.01	0.05	0.03	0.07
REVERSAL OF LT TAX LIABILITY	(0.01)	-	(0.02)	-
CERTAIN TAX CREDITS AND PRODUCTION DEDUCTIONS FINALIZED IN PERIOD	(0.02)	(0.01)	(0.02)	(0.02)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.02)	(0.02)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.74	$0.79	$2.04	$1.91

OPERATING INCOME

GAAP OPERATING INCOME	$28,341	$27,877	$66,366	$71,127

LITIGATION CHARGE	-	-	10,650	-
RESTRUCTURING AND INTEGRATION EXPENSES	343	1,913	1,069	2,531
OTHER INCOME, NET	(268)	(324)	(801)	(766)

NON-GAAP OPERATING INCOME	$28,416	$29,466	$77,284	$72,892

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS, DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AND OPERATING INCOME BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2014	2013
	(Unaudited)

ASSETS

CASH	$10,585	$5,559

ACCOUNTS RECEIVABLE, GROSS	152,322	132,170
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,691	6,969
ACCOUNTS RECEIVABLE, NET	145,631	125,201

INVENTORIES	276,331	269,447
OTHER CURRENT ASSETS	50,770	45,870

TOTAL CURRENT ASSETS	483,317	446,077

PROPERTY, PLANT AND EQUIPMENT, NET	64,131	63,646
GOODWILL AND OTHER INTANGIBLES, NET	90,670	72,866
OTHER ASSETS	53,688	32,934

TOTAL ASSETS	$691,806	$615,523

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$59,249	$21,406
CURRENT PORTION OF LONG TERM DEBT	19	59
ACCOUNTS PAYABLE	71,648	71,469
ACCRUED CUSTOMER RETURNS	40,062	31,464
OTHER CURRENT LIABILITIES	98,971	95,918

TOTAL CURRENT LIABILITIES	269,949	220,316

LONG-TERM DEBT	3	16
ACCRUED ASBESTOS LIABILITIES	34,225	23,919
OTHER LIABILITIES	21,295	21,840

TOTAL LIABILITIES	325,472	266,091

TOTAL STOCKHOLDERS' EQUITY	366,334	349,432

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$691,806	$615,523

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Statements of Cash Flows

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2014	2013
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES

NET EARNINGS	$31,931	$42,514
ADJUSTMENTS TO RECONCILE NET EARNINGS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES:
DEPRECIATION AND AMORTIZATION	12,889	13,203
OTHER	9,188	9,843
CHANGE IN ASSETS AND LIABILITIES:
ACCOUNTS RECEIVABLE	(17,467)	(43,990)
INVENTORY	(3,511)	(5,345)
ACCOUNTS PAYABLE	(3,425)	(450)
OTHER	3,078	17,876
NET CASH PROVIDED BY OPERATING ACTIVTIES	32,683	33,651

CASH FLOWS FROM INVESTING ACTIVITIES

CAPITAL EXPENDITURES	(9,340)	(8,467)
ACQUISITIONS OF AND INVESTMENTS IN BUSINESSES	(37,726)	(12,760)
OTHER INVESTING ACTIVITIES	21	(596)
NET CASH USED IN INVESTING ACTIVITIES	(47,045)	(21,823)

CASH FLOWS FROM FINANCING ACTIVITIES

NET CHANGE IN DEBT	37,790	(8,356)
PURCHASE OF TREASURY STOCK	(9,487)	(1,672)
DIVIDENDS PAID	(8,929)	(7,566)
OTHER FINANCING ACTIVITIES	1,947	3,350
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	21,321	(14,244)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,933)	(561)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,026	(2,977)
CASH AND CASH EQUIVALENTS at beginning of Period	5,559	13,074
CASH AND CASH EQUIVALENTS at end of Period	$10,585	$10,097